UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following statement was provided by Allergan, Inc. (the “Company” or “Allergan”) in response to media inquiries regarding the preliminary proxy statement filed on July 7, 2014 by Pershing Square Capital Management, L.P. (“Pershing Square”) and Valeant Pharmaceuticals International, Inc. (“Valeant”):

“Under the current Board’s leadership, which includes individuals with significantly more industry experience than Pershing Square’s nominees, Allergan continues to execute on its plan to drive long-term organic growth, enhance its growth prospects and generate significant value for all of Allergan’s stockholders. We believe today’s announcement is a further attempt by co-bidders Pershing Square and Valeant to acquire Allergan at a grossly inadequate price that substantially undervalues the Company and creates significant risks and uncertainties for Allergan stockholders. Today’s announcement also fails to address the serious concerns raised by Allergan and important members of the investment community about Valeant’s anemic organic growth driven by unsustainable price increases, among other fundamental business model issues.”